U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

December 14, 2009

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RING ENERGY, INC.

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(Name of small business issuer as specified in its charter)

Nevada	333-140024	90-0406406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

181/2 East State Street, Suite 202, Redlands, CA	92373

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (909) 798-8394

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(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.06	Material Impairments:

The company is announcing the results of its initial well drilled in Howard County, Texas known as the Eastland #1. The Company through an earlier 8-K filing dated May 19th, 2009, announced the acquisition of a 25% working interest (18.75% net revenue interest) in a 440 acre lease in Howard County, Texas, in which it intended to engage in an initial drilling and completion program through its operator, Big Star Oil & Gas, LLC, a Texas limited liability company, of a primary intended initial test oil well (the “Well”).

The Well was drilled to approximately 7,800 feet in the Penn Reef formation. After various completion operations, the Company was forced to determine that the Well was non-commercial in that zone, and in conjunction with the operator, it determined to complete a shallower zone in the Well. Subsequently, the Company attempted to complete the Well in the Lower Spraberry formation. The secondary completion zone yielded a marginally commercial Well. Initial production commenced in November, 2009, and we have now determined estimated future production to be at 1-3 barrels of crude oil equivalents per day.

The total drilling and completion costs incurred by the Company for the Well are estimated at approximately $252,000. Because of the marginal production from the Well at current oil prices, it is not likely that the Company will amortize its drilling and completion cost of this well over a commercially reasonable period of time assuming some type of constant production decline and current prices. Since the Company acquired additional drilling and completion rights in the entire 440 acre lease, it has not deemed it has been financially impaired as to the overall allocable portion of its acquisition costs in the lease. However, the Company does believe that it must write down as a substantial impairment its actual drilling and completion costs of the Well. Based upon its cost of the entire 440 acres lease, recovery of its initial investment of $35,750 over the estimated commercial life of the Well will require less than five years. The Company has determined that the initial drilling and completion costs of approximately $252,000 are fully impaired. The Company will continue to monitor the fair value of its investment, which may in the future require an additional impairment..

The Company has remaining approximately $1,000,000 in liquid assets with which it might engage in future drilling and completion activities. The Company has no other immediate future plans for alternative drilling and completion activities, or further activities on the subject lease. These matters will be more fully reported in the Company’s annual report on Form 10-K.

DATED this 14th day of December, 2009.

/s/Robert “ Steve” Owens
Robert “Steve” Owens
President